Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-103030) pertaining to the 1999 Stock Incentive Plan of Centra Financial Holdings, Inc. of our report dated March 9, 2005, with respect to the consolidated financial statements of Centra Financial Holdings, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2004.

/s/ Ernst & Young LLP

Cleveland, Ohio
March 19, 2005

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